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                                                                      EXHIBIT 16

         [LETTERHEAD OF BRANTLEY, STEPHENS & BOUCHER LLP APPEARS HERE]

                                 July 1, 1998

Securities and Exchange Commission
450th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read and agree with the statements relating to the termination of the client-auditor relationship between Valley National Bank and Brantley, Stephens & Boucher LLP included under the caption "Experts--Change in Accountants" in Valley National Corporation's Registration Statement on Form S-4.

                                Sincerely,

                                /s/ Brantley, Stephens & Boucher LLP
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                                Brantley, Stephens & Boucher LLP